Exhibit 10.9

Second Amendment to Office Lease

This Second Amendment to Office Lease (the "Amendment") is made and entered into as of October 10, 2013, by and between LEGACY PARTNERS I RIVERPARK I, LLC, a Delaware limited liability company ("Landlord"), and PDF SOLUTIONS, INC., a Delaware corporation ("Tenant"), with reference to the following facts.

Recitals

A.            Landlord and Tenant have entered into that certain Office Lease dated as of June 29, 2007, as amended by that certain First Amendment to Office Lease dated as of June 1, 2012 (hereinafter, collectively the "Lease") for the leasing of certain premises consisting of approximately 28,618 rentable square feet, comprised of approximately 19,670 rentable square feet located on the fifth (5th) floor of the Building and designated as Suite 500, and 8,948 rentable square feet located on the tenth (10th) floor of the Building and designated as Suite 1000, located at 333 West San Carlos Street, San Jose, California (the "Original Premises") as such Original Premises are more fully described in the Lease.

B.            Landlord and Tenant now wish to amend the Lease to provide for, among other things, the addition of certain space to the Original Premises, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.            Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.            Premises:

2.1     Commencing on December 1, 2013 (the "AP Commencement Date") there shall be added to the Original Premises those certain premises consisting of approximately 2,391 rentable square feet located on the first (1st) floor of the Building and designated as Suite 125, located at 333 West San Carlos Street, San Jose, California (the "Additional Premises"), which Additional Premises are depicted on the site plan (building plan, etc.) attached hereto and made a part hereof as Exhibit A.

2.2     For purposes of the Lease, from and after the AP Commencement Date, the "Premises" as defined in Section 6.1 of the Summary shall mean and refer to the aggregate of the Original Premises and the Additional Premises consisting of a combined total of approximately 31,009 rentable square feet comprised of 19,670 rentable square feet located on the fifth (5th) floor of the Building and designated as Suite 500, 8,948 rentable square feet located on the tenth (10th) floor of the Building and designated as Suite 1000, and approximately 2,391 rentable square feet located on the first (1st) floor of the Building and designated as Suite 125, all located at 333 West San Carlos Street, San Jose, California. Accordingly, from and after the AP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the Original Premises and the Additional Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the AP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 31,009 rentable square feet. In addition to the foregoing, it is the parties express intention that the balance of the Term of the Lease for the Original Premises and the Additional Premises be coterminous with the Revised Expiration Date of the Extended Term as specified in the Lease and that the Option to Renew as described in the Lease shall be applicable to both the Premises and the Additional Premises.

2.3     Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall neither be subject to any liability, nor shall the validity of the Lease be affected if Landlord is not able to deliver to Tenant possession of the Additional Premises by the AP Commencement Date. Provided, however, Tenant's obligation to pay Rent on the Additional Premises shall commence on the date possession is tendered.

3.            Base Rent: Section 8 of the Summary and Section 3.1 of the Lease are hereby modified to provide that during the Term of the Lease, in addition to the Base Rent payable for the Original Premises pursuant to the terms of the Lease, the monthly Base Rent payable by Tenant to Landlord for the Additional Premises, in accordance with the provisions of Section 3.1 of the Lease shall be as follows:

Period	Additional Premises Monthly Base Rent	Monthly Rental Rate per Rentable Square Foot
12/1/13 - 11/30/14	$3,945.15	$1.65
12/1/14 – 11/30/15	$4,016.88	$1.68
12/1/15 – 11/30/16	$4,088.61	$1.71
12/1/16 – 11/30/17	$4,160.34	$1.74
12/1/17 – 9/30/18	$4,232.07	$1.77

4.            Condition of the Additional Premises; Tenant's Alterations:

4.1     Subject to the provisions of Section 2 above, on the AP Commencement Date Landlord shall deliver to Tenant possession of the Additional Premises in its then existing condition and state of repair, "AS IS", without any obligation of Landlord to remodel, improve or alter the Additional Premises, to perform any other construction or work of improvement upon the Additional Premises, or to provide Tenant with any construction or refurbishing allowance. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the Additional Premises or Building or have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees have made any representations as to the suitability or fitness of the Additional Premises for the conduct of Tenant's business, including without limitation, any storage incidental thereto, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

Exhibit 10.9

4.2     Tenant hereby requests Landlord’s consent to the proposed Alterations shown on Schedule 2 attached hereto (the “Proposed Suite 125 Alterations”). Landlord consents to Tenant’s installation of the Proposed Suite 125 Alterations; provided, however, the Proposed Suite 125 Alterations must be designed, approved and constructed in accordance with the provisions of the Lease, including, without limitation, Article 8 of the Lease. Notwithstanding the foregoing or anything in Section 8.1 of the Lease to the contrary, Landlord and Tenant hereby agree that, with respect to the Proposed Suite 125 Alterations, (a) WG Construction is hereby approved as the contractor to construct such Alterations, (b) Landlord shall approve or disapprove Tenant’s construction drawings for the Proposed Suite 125 Alterations within ten (10) business days after receipt thereof, and (c) Landlord’s supervision fee shall be five percent (5%) of the cost of the Proposed Suite 125 Alterations.

5.            Security Deposit: Concurrent with its execution of this Amendment, Tenant shall deliver to Landlord the sum of Four Thousand Two Hundred Thirty-Two and 07/100 Dollars ($4,232.07) (the "AP Security Deposit"). The AP Security Deposit shall be added to the Security Deposit presently being held by Landlord under the Lease in the amount of $77,268.60 (the "Original Security Deposit"). The aggregate amount of the AP Security Deposit and the Original Security Deposit is Eighty-One Thousand Five Hundred and 67/100 Dollars ($81,500.67). From and after the AP Commencement Date, the term "Security Deposit" shall mean and refer to the aggregate of the AP Security Deposit and the Original Security Deposit in the amount of Eighty-One Thousand Five Hundred and 67/100 Dollars ($81,500.67). The AP Security Deposit shall be subject to, and the use and application thereof governed by, Article 20 of the Lease.

6.            Advance Rent. The Base Rent for the first (1st) full month of the Term for the Additional Premises shall be paid at the time of Tenant's execution of this Amendment.

7.            Operating Expenses, Tax Expenses and Utilities: The parties hereto acknowledge and agree that, effective as of the AP Commencement Date, the Lease shall be modified as follows:

7.1     Base Year: Solely with respect to the Additional Premises, the Lease shall be a “triple net’ lease; accordingly, Section 9 of the Summary and Sections 4.2.2, 4.2.6 and 4.2.9 of the Lease shall be inapplicable to the calculation of Additional Rent with respect to the Additional Premises.

7.2      Tenant's Share of Operating Expenses and Tax Expenses: Section 9.4 of the Summary shall be modified solely with respect to the Additional Premises such that Tenant’s Share of Operating Expenses and Tax Expenses with respect to the Additional Premises shall be .77%. In calculating Tenant’s Share of Operating Expenses with respect to the Additional Premises, notwithstanding the terms of the Lease, Operating Expenses shall be limited to include only those categories of Operating Expenses listed on Schedule 1 attached hereto.

7.3     Calculation and Payment of Additional Rent with respect to the Additional Premises: Solely with respect to the Additional Premises, Sections 4.3.1 through 4.3.3 of the Lease shall be deleted and the following provisions inserted in lieu thereof:

“4.3.1     Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant's Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant's Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant's Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.

4.3.2     Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the thirtieth (30th) day of June following the end of each calendar year, a statement (the "Statement") which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding calendar year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant's Share thereof. Upon receipt of the Statement for each calendar year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs for such year, less the amounts, if any, paid during such year as "Estimated Expenses," as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs for the year in which this Lease terminates, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3     Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current calendar year shall be, and which shall indicate therein Tenant's Share thereof (the "Estimated Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord's delivery of the Estimate Statement, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

Exhibit 10.9

7.4     Utilities: Section 6.1 of the Lease shall be inapplicable solely with respect to the Additional Premises and in lieu thereof, the following provision shall be applicable to the Additional Premises:

Tenant shall be solely responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Additional Premises, including, but not limited to HVAC, electricity, water, telephone, telecommunications (subject to Section 8.3 of the Lease) janitorial, cleaning, pest control, trash removal, security services, and replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Additional Premises (as well as maintenance and repairs of the Additional Premises in accordance with the provisions of Section 7.1 of the Lease). In connection with the foregoing, Tenant hereby agrees that (i) Landlord shall have absolutely no obligation to provide any such or other services or utilities to the Additional Premises (although, as part of Operating Expenses, Landlord shall maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Additional Premises by Tenant), (ii) Tenant shall contract directly with the applicable utility providers to provide all such utilities to the Additional Premises, which utilities shall be separately metered, at Tenant's cost, and (iii) Tenant shall pay for the cost of such utilities supplied to the Additional Premises (and for all services provided to the Additional Premises) directly to the applicable provider thereof. In the event does not contract directly with utility providers, then Landlord shall submeter all utilities at the Premises at Tenant’s sole cost and expense and Tenant shall pay to Landlord, within ten (10) days after billing and as additional rent, all costs incurred for such utilities. All such services and utilities for the Additional Premises shall be provided in such a manner so as to maintain the Additional Premises and Building in first-class condition consistent with the first-class nature of the Project, and if Tenant fails to do so, and such failure shall continue for five (5) days after notice from Landlord (which notice shall not be required in the event of an emergency), Landlord shall have the right to provide such services and/or such utilities and any charges or costs incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement thereof from Landlord.

8.            Insurance: Tenant shall deliver to Landlord, upon execution of this Amendment, a certificate of insurance evidencing that the Additional Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease.

9.            Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.

10.          Nondisclosure of Lease Terms: Tenant acknowledges and agrees that the terms of the Lease, as amended hereby, are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other lease arrangements and/or and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents (including real estate brokers), accountants, and attorneys, shall not disclose the terms and conditions of the Lease, as amended, to any public information source or to any other tenant or apparent prospective tenant of the Building, or to any real estate broker or agent, either directly or indirectly, without the prior written consent of Landlord. In the event Tenant breaches its obligations under this Section 10 to keep the terms of this Amendment confidential, Landlord shall have the right to terminate the Lease, as amended hereby, and to recover from Tenant the costs incurred by Landlord in entering into this Amendment, and may also exercise such other remedies as may be available at law or in equity by reason of such breach by Tenant. Notwithstanding anything to the contrary, Tenant may disclose this Lease pursuant to the order or legal requirement of a court, the Securities and Exchange Commission, or other governmental body, or to its attorneys and accountants without any obligation or liability to the Landlord.

11.          Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

12.          Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

13.          Authority: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

14.          Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.

15.          California Accessibility Disclosure: For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Original Premises nor the Additional Premises have undergone inspection by a Certified Access Specialist (CASp).

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Exhibit 10.9

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

"Landlord":

LEGACY PARTNERS I RIVERPARK I, LLC,
a Delaware limited liability company,
Owner

By:	Legacy Partners Commercial, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	Legacy Partners Commercial, Inc.,
General Partner

		By:	/s/ Hanna Eyal
Hanna Eyal
		Its:	Senior Vice President
DRE #01178811
BL DRE #01464134

TENANT:

PDF SOLUTIONS, INC.,

a Delaware corporation

By:	/s/ Gregory C. Walker
Name:	Gregory C. Walker
Its:	VP, Finance and CFO

By:	/s/ John K. Kibarian
Name:	John K. Kibarian
Its:	President and CEO

**If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The document must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, chief financial officer or any assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.**

Exhibit 10.9

Exhibit A

Depiction of Additional Premises

TENANT’S INITIALS HERE: GCW

Exhibit A - Page 1

Exhibit 10.9

Schedule 1

Operating Expenses For Additional Premises

Common Area Guard Service

Building Access System

Life Safety Systems

Exterior Window Cleaning

Day Porter

Exterior Pest Extermination

Roof Repairs

Exterior Metal Refinishing

Grounds and Landscape Maintenance

Common Area Trash

General Maintenance of the Building

Management Fees

Insurance

Water

Common Area Electrical

Schedule 1 - Page 1

Exhibit 10.9

Schedule 2

Proposed Suite 125 Alterations

Riverpark Suite 125 Potential Layout

CONF. RM
17'X11'
STOR
M
W
132'
For clearance reference only
Add insulated wall for temp stability
2.5' x 15' for desk/shelf
2.5' x 8'
Utilities? (Pumps, Nitrogen)
5.5' aisle
38'
86'
7'
646 sqft workshop/office
17'
2.5' x 10'
2' access/clearance (+space for utility rack mounted on ceiling)
Move 7'x8' bathroom over here?
5,600 lbs
Placeholder for cascade12+ parametric rack
Placeholder for cascade8+ parametric rack

- **Lab**
  - 86'x17' = 1462 sq.ft (existing lab is 1420)
  - 78' space for desk+shelf (existing lab is ~120)
- **Workshop + Office**
  - 38'x17' = 646 sq.ft. (existing is 344 office + 432 workshop)
  - Move bathroom in here?
  - Move utilities in here?
- **Utility**
  - 7'x17' = 119 sq.ft.

- **Take deliveries through existing front door**
- **Riverpark drawing says 2391 sq.ft. available, so if width is 17' total length may be 140'**
  - 28' more feet of shelf space in lab.

PDF SOLUTIONS

2 / PDF Solutions Confidential

Schedule 2 - Page 1